Exhibit 99.1
For Immediate Release
Local.com Adds 14,000 Local Business Customers
Company reaches 30,000 customers
IRVINE, CA, March 9, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced the acquisition of approximately 14,000 local business advertisers, bringing the company’s total number of small business customers to approximately 30,000.
This acquisition moves the company closer to its stated goal of 50,000 small business customers by the end of 2009, and also increases monetization of the Local.com site and network. The acquired customers will pay approximately $33 per month for a Local Promote™ listing on Local.com and select sites.
Local Promote is the company’s entry level advertising product designed for local businesses that want to participate in local online advertising. Local Promote provides local businesses with premium placement at the top of targeted search results in specific categories and geographic regions. Customers can build their own branded web pages, including company logos, photos, taglines, and special offer links, in addition to the standard profile page contact information.
“This acquisition is expected to seamlessly integrate across our search and syndication platform, thereby yielding a notable margin contribution for the company,” said Heath Clarke, Local.com chairman and CEO. “We continue to look at creative ways to grow our customer base in order to further leverage the Local.com ecosystem.”
The company will acquire approximately 14,000 local business customers from LiveDeal, Inc. for up to $3.1 million in cash. Excluding one-time acquisition related charges, the transaction is expected to be immediately accretive. The company expects to complete the transfer of the advertiser listings during March.
Merriman Curhan Ford & Co. acted as advisor to Local.com in connection with the transaction.
About Local.com®
Local.com (NASDAQ: LOCM) is the largest local search network in the United States. The company uses patented technologies to provide over 19 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, visit http://corporate.local.com/advertisewithus or call 1-888-857-6722. For more information visit: www.local.com or http://corporate.local.com/.

Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions and phrases, such as “expected to be accretive immediately”, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Investor Relations Contact:
Deirdre Skolfield, CFA
Local.com
949-789-5228
dskolfield@local.com